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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "experts" in the Registration Statement Form F-4 for Shire Pharmaceuticals Group plc filed on or about November 11, 1999, and to the incorporation by reference of our reports dated March 1, 1997, with respect to the consolidated financial statements for the years ended December 31, 1996 and 1995, of Richwood Pharmaceuticals Company, Inc.

                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
November 11, 1999